UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2026

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‐12 under the Exchange Act (17 CFR 240.14a‐12)

☐	Pre‐commencement communications pursuant to Rule 14d‐2(b) under the Exchange Act (17 CFR 240.14d‐2(b))

☐	Pre‐commencement communications pursuant to Rule 13e‐4(c) under the Exchange Act (17 CFR 240.13e‐4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‐2 of the Securities Exchange Act of 1934 (§240.12b‐2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2026, Core Scientific, Inc., a Delaware corporation (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Two Seas Capital LP (“Two Seas”).

Pursuant to the Cooperation Agreement, the Company agreed to: (i) appoint one independent director following the execution of the Cooperation Agreement and prior to March 15, 2026, (ii) appoint a second independent director prior to, or as soon as reasonably practicable following the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), but in no event later than September 15, 2026, and (iii) appoint a third independent director prior to the 2027 annual meeting of stockholders (the “2027 Annual Meeting”), in each case, in consultation with Two Seas. Until the 2027 Annual Meeting, the Company will not increase the size of its Board of Directors in excess of 9 directors or decrease the size of its Board of Directors if such decrease would require resignation of one of the new directors, without the prior consent of Two Seas. The Cooperation Agreement also provides that one current director will not be nominated for re-election at the 2027 Annual Meeting.

Two Seas agreed to customary standstill provisions, effective for a one-year period following the execution of the Cooperation Agreement, and voting commitments, effective until the 2027 Annual Meeting. The Company and Two Seas also made customary representations and agreed to a mutual non-disparagement provision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separately, at regularly scheduled meeting of the Company’s Board of Directors held on February 18, 2026, Jordan Levy, the Chairman of the Board of Directors, notified the Company and the Board of Directors that he will not stand for re-election at the 2026 Annual Meeting. His decision not to stand for re-election was a personal one and is not due to any disagreement with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of February 18, 2026, by and between Core Scientific, Inc. and Two Seas Capital LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: February 19, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer